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                                                                 EXHIBIT 99.1


            GARGOYLES COMPLETES REFINANCING AND RECAPITALIZATION
            ----------------------------------------------------

KENT, WASHINGTON: JUNE 2, 1999 - Gargoyles, Inc. (OTC Bulletin Board:GOYL) today announced that it has reached an agreement with its lender U.S. Bank National Association for the restructure of its credit facility with the Bank and a recapitalization of the company. "This new financing relieves the immediate liquidity concerns that have faced us throughout 1998 and gives us the working capital necessary to move forward," said Leo Rosenberger, the company's CEO and CFO. As a result of the refinancing, the company's indebtedness to U.S. Bank has been decreased by $10 million, and the balance of the loans has been restructured into $19.5 million of term loans with maturity dates of June 1, 2005, and a commitment for a $9 million revolving loan. No principal payments are due under $10 million of the term loans until their maturity date, and principal payments under the remaining $9.5 million term loan are much lower in the first two years than in the last four years of the loan. In exchange for $10 million of debt, the company issued 10 million shares of Gargoyles, Inc. Series A Preferred Stock to U.S. Bank. The bank's Series A Preferred Stock is convertible into 31,600,342 shares of Gargoyles, Inc. Common Stock, or 79% of the authorized capital of the company on a fully-diluted basis.

1998 was a turn-around year for the company. Management spent significant time and effort in 1998 examining company operations and reviewing and investigating the causes and results of the company's past performance. During the year, the company cut its expense levels nearly in half to levels that can be sustained by operations, sold or discontinued unprofitable operations, negotiated terminations of leases and other endorsement contracts and license agreements which reduced the company's contingent liabilities by more than $24 million, refocused its brands and its marketing efforts, solidified its relationships with the bank and with its key vendors and key customers, improved the quality of its products while at the same time reducing the costs of its products, restructured its operations, and improved its processes and systems to make it easier for its customers to do business with the company.

"Our restructure efforts in 1998 were difficult and costly," said Mr. Rosenberger, "Despite the significant challenges which remain, we are very optimistic about our future. Our focus in 1999 is on improving our product distribution and sales and on profitability. With this focus and with our financing in place, we are poised to achieve real success in 1999 and beyond. We are fortunate to have a dedicated and loyal work force which has worked hard throughout the past year to turn our financial performance around, but we could not have achieved these results without the continued support of our customers, vendors and the hard work and support of the Special Assets Division of U.S. Bank. It has been a joint effort on everyone's part."

Gargoyles, Inc. is a designer and distributor of a broad range of sunglasses and eyewear products and is headquartered in Kent, Washington. The company also has operations in New York State.

This press release contains forward-looking statements concerning the company's expectations with respect to future operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, factors described in this press release and those involving business cycles and developments involving consumer products in general and the sunglass industry in particular, and other factors, including those described in the company's filings with the Securities and Exchange Commission. The company undertakes no obligation to update forward-looking statements to reflect changes in circumstances or changes in the views, estimates or opinions of management that occur after the statements are made. Because of the inherent uncertainty of forward-looking statements and because circumstances or management's views, estimates and opinions may change, investors are cautioned not to place undue reliance on forward-looking statements.

CONTACT GARGOYLES, INC.: LEO ROSENBERGER, CEO AND CFO, 253-796-2752 EXT. 3405 OR CYNTHIA POPE, VP AND GENERAL COUNSEL, 253-796-2752 EXT. 3404.